UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2019

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275 Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

On February 21, 2019, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into a Termination and Waiver Agreement with FT SOF VII Holdings, LLC and certain of its affiliates (collectively, “Fir Tree”), pursuant to which (i) that certain Amended & Restated Registration Rights Agreement, dated as of July 6, 2017, as amended by the First Amendment to Amended & Restated Registration Rights Agreement dated as of August 2, 2017 was terminated and (ii) that certain Registration Rights Agreement, dated as of August 2, 2017 was terminated (the “Termination Agreement”). The Termination Agreement was entered into in contemplation of the deregistration of the Company’s Common Stock with the Securities and Exchange Commission. The Company did not incur any early termination penalties in connection with the Termination Agreement.

Fir Tree is the holder of a majority of the outstanding shares of common stock of the Company and all of the outstanding shares of the Series A Convertible Preferred Stock of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, in September 2018 the Company elected to suspend its U.S. stimulation operations and significantly reduce its U.S. workforce in alignment with potential near-term opportunities, including pump down and miscellaneous pumping services. Since then, the Company has been actively pursuing the sale of a substantial majority of the equipment, inventory and other operating assets relating to its U.S. operations.

On February 21, 2019, the Company completed the disposition of certain of its U.S. equipment to an unrelated third party in exchange for $6.2 million of aggregate cash proceeds, before commissions and selling expenses.

The Company is continuing to pursue the sale of a substantial majority of its remaining U.S. assets. However, the market demand for the Company’s U.S. equipment and other operating assets to date has been soft, and there can be no assurance as to the ultimate consummation, timing or amount of proceeds generated from any such future asset sales. The Company intends to use the proceeds from the asset sales described above and from future sales of U.S. operating assets to reduce the Company’s outstanding liabilities and improve its liquidity. If the Company is unable to obtain a sufficient amount of proceeds from asset sales or funds from other sources, it may not be able to satisfy its working capital requirements, indebtedness and other obligations.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 26, 2019, The Nasdaq Stock Market filed a Form 25 with the Securities and Exchange Commission to complete the previously disclosed delisting of the Company’s common stock. The delisting will become effective ten days after the Form 25 is filed.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” “offer to” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Company is preparing for, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, future sales of the Company’s assets and the use of proceeds from any such sales, and the delisting of the Company’s common stock. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors should carefully consider the risk factors included in our filings, and should keep in mind the cautionary statements in this current report and in our filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

February 26, 2019	By:	/s/ Alexander Nickolatos
	Name:	Alexander Nickolatos
	Title:	Interim President and Chief Executive Officer